Exhibit 21.1

LIST OF SUBSIDIARIES OF CRESTWOOD EQUITY PARNTERS LP AS OF FEBRUARY 14, 2014:

Name	Jurisdiction
Arlington Storage Company, LLC	Delaware
Arrow Field Services, LLC	Delaware
Arrow Midstream Holdings, LLC	Delaware
Arrow Pipeline, LLC	Delaware
Arrow Water, LLC	Delaware
Central New York Oil And Gas Company, L.L.C.	New York
CEQP Finance Corp.	Delaware
Cowtown Gas Processing Partners L.P.	Texas
Cowtown Pipeline Partners L.P.	Texas
Crestwood Appalachia Pipeline LLC	Texas
Crestwood Arkansas Pipeline LLC	Texas
Crestwood Canada Company	Nova Scotia
Crestwood Crude Logistics LLC	Delaware
Crestwood Crude Terminals LLC	Delaware
Crestwood Dakota Pipelines LLC	Delaware
Crestwood Gas Marketing LLC	Delaware
Crestwood Gas Services GP, LLC	Delaware
Crestwood Gas Services Operating GP LLC	Delaware
Crestwood Gas Services Operating LLC	Delaware
Crestwood Marcellus Midstream LLC	Delaware
Crestwood Marcellus Pipeline LLC	Delaware
Crestwood Midstream Finance Corp.	Delaware
Crestwood Midstream GP LLC	Delaware
Crestwood Midstream Holdings LP	Delaware
Crestwood Midstream Operations LLC	Delaware
Crestwood Midstream Partners LP (NYSE: CMLP)	Delaware
Crestwood New Mexico Pipeline LLC	Texas
Crestwood Niobrara LLC	Delaware
Crestwood Ohio Midstream Pipeline LLC	Delaware
Crestwood Operations LLC	Delaware
Crestwood Panhandle Pipeline LLC	Texas
Crestwood Partners LLC	Delaware
Crestwood Pipeline East LLC	Delaware
Crestwood Pipeline LLC	Texas
Crestwood Sabine Pipeline LLC	Texas
Crestwood Sales & Service Inc	Delaware
Crestwood Services LLC	Delaware
Crestwood Storage Inc.	Delaware
Crestwood Transportation LLC	Delaware
Crestwood West Coast LLC	Delaware

Exhibit 21.1

E. Marcellus Asset Company, LLC	Delaware
Finger Lakes LPG Storage, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Jackalope Gas Gathering Services, L.L.C.	Delaware
L & L Transportation, LLC	Delaware
MGP GP, LLC	Delaware
Powder River Basin Industrial Complex, LLC	Delaware
Sabine Treating LLC	Texas
Stellar Propane Service, LLC	Delaware
Tres Palacios Gas Storage LLC	Delaware
Tres Palacios Midstream, LLC	Delaware
US Salt, LLC	Delaware